0844-00-07

                                    AMENDMENT

                                     to the

                FACULTATIVE AGREEMENT EFFECTIVE SEPTEMBER 1, 1991

                                    between

                CUNA MUTUAL LIFE INSURANCE COMPANY, WAVERLY, IOWA
                    (hereinafter called the "Ceding Company")

                                       and

                  RGA REINSURANCE COMPANY, ST. LOUIS, MISSOURI
                      (hereinafter called the "Reinsurer")

                   THIS AMENDMENT IS EFFECTIVE JANUARY 1, 2000

This Amendment is made as of the 1st day of January, 2000 (the "Effective Date") by and between the Ceding Company and the Reinsurer. The parties hereto desire to amend the Agreement as hereinafter provided.

1.   INCREASED RETENTION LIMITS

     Exhibit A, Retention (effective October 1, 1992) is hereby revised and replaced by the attached Exhibit A, Retention which shows that the retention limit shall be increased.

II. All provisions of the Facultative Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follow:

CUNA MUTUAL LIFE INSURANCE COMPANY

By: /s/ Michael A. Hulme                       By:  /s/ Barbara L. Secor
    -----------------------------                  ----------------------------

Title: VP, Life & Health Products              Title: Assistant Secretary
      ---------------------------                    --------------------------

Date:      9/12/01                             Date:     9/12/01
     ----------------------------                   --------------------------

RGA REINSURANCE COMPANY

By: /s/ Larry Shorey
   ------------------------------

Title: Vice President
      ---------------------------

Date:      7/26/01
     ----------------------------

                         EXHIBIT A - RETENTION SCHEDULE

                            EFFECTIVE JANUARY 1, 2000

                                      LIFE

      Issue Age                                Standard & Substandard Tables A-P
      ---------                                ---------------------------------
        0-69                                           $1,000,000
          70+                                          $  500,000


                          WAIVER OF PREMIUM DISABILITY
                          ----------------------------
                                   $1,000,000


                                ACCIDENTAL DEATH
                                ----------------
                                    $250,000

The above amounts shall be exceeded by as much as $15,000 to avoid reinsurance.